Exhibit 107

Calculation of Filing Fee Tables

Form F-1

(Form Type)

Purple Biotech Ltd.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title (2)(3)	Fee Calculation or Carry Forward Rule	Amount Registered (1)(3)	Proposed Maximum Offering Price Per Unit (4)	Maximum Aggregate Offering Price (4)	Fee Rate	Amount of Registration Fee (5)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection With Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Ordinary Shares, no par value per share	457(c)	116,613,640	$0.0384	$4,477,963.78	$0.00014760	$660.95

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities	-	-	-	-		-		-	-	-	-	-

	Total Offering Amounts						$4,477,963.78	$660.95

	Total Fees Previously Paid							$-

	Total Fee Offsets							-

	Net Fee Due							$660.95

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the American Depositary Shares (“ADSs”) representing ordinary shares offered hereby also include an indeterminate number of additional ordinary shares and ADSs as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other transactions. In addition, up to 11,661,364 ADSs, representing 116,613,640 ordinary shares, may be sold from time to time pursuant to this registration statement by the selling shareholders named herein.

(2)	ADSs evidenced by American depositary receipts issuable upon deposit of the ordinary shares being registered hereby have been registered pursuant to a separate registration statement on Form F-6 (File No. 333-207858). Each ADS represents ten (10) ordinary shares.

(3)	Represents ordinary shares represented by ADSs registered for resale by the selling shareholders described herein, which is the maximum number of ADSs issuable upon exercise of warrants issued to the selling shareholders on July 2, 2024. Pursuant to Rule 416(a) under the Securities Act, this registration statement shall also cover an indeterminate amount and number of ordinary shares as may be issued upon conversion, exchange, exercise or settlement of any other securities that provide for such conversion, exchange, exercise or settlement.

(4)	Estimated solely for the purpose of computing the amount of the registration fee for the ADSs being registered in accordance with Rule 457(c) under the Securities Act based upon a proposed maximum aggregate offering price of $0.384 per ADS (equivalent to $0.0384 per ordinary share), the average of the high and low prices of the ADSs of the registrant as reported on the Nasdaq Capital Market on July 16, 2024, which such date is within five business days of the filing of this registration statement.

(5)	The registrant does not have any fee offsets.